Exhibit 15.1

KPMG Auditores Independentes

Rua do Passeio, 38, setor 2, 17º andar - Centro

20021-290 - Rio de Janeiro - RJ

Caixa Postal 2888 - CEP 20001-970 - Rio de Janeiro/RJ - Brasil

Telefone +55 (21) 2207-9400, Fax +55 (21) 2207-9000

www.kpmg.com.br

August 28, 2018

Petróleo Brasileiro S.A. - Petrobras

Avenida República do Chile 65

Rio de Janeiro – RJ

Petrobras Global Finance B.V. – PGF

Weena 762, 3014 DA

Rotterdam, The Netherlands

Re: Registration Statement on Form F-3, dated August 28, 2018

With respect to the registration statement on Form F-3 of Petróleo Brasileiro S.A. – Petrobras and Petrobras Global Finance B.V., dated August 28, 2018, we acknowledge our awareness of the use and incorporation by reference therein of our report date August 2, 2018 related to our review of interim financial information of Petróleo Brasileiro S.A. – Petrobras as of June 30, 2018 and for the six months ended June 30, 2018 and 2017.

Pursuant to Rule 436 under the U.S. Securities Act of 1933, as amended (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes

KPMG Auditores Independentes

Rio de Janeiro, Brazil